Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-266961 on Form S-4 of Chesapeake Energy Corporation of our report dated February 22, 2021, relating to the balance sheets of Vine Energy Inc., appearing in Registration Statement No. 333-259252 on Form S-4 of Chesapeake Energy Corporation. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

August 31, 2022